Pricing Supplement dated                                          Rule 424(b)(2)
November 13, 1998                                             File No. 333-31815

(To Prospectus dated December 17, 1997, and
 Prospectus Supplement
dated April 22, 1998)




                      AMERICAN RESIDENTIAL SERVICES, INC.

                Convertible Senior Subordinated Notes, Series A

                               T.A. BEACH CORP.

Principal Amount: $1,000,000.00       Interest Rate:           7.5% per annum
Issue Price:                          Stated Maturity: April 15, 2004
     [X] 100% of Principal Amount     Original Issue Date: November 13, 1998
     [_]    % of Principal Amount     Initial Conversion Price: $12.00 per share
Convertibility Commencement Date:
 November 14, 1999

Optional Redemption Prices if redeemed during the 12-month period beginning April 15 in the years indicated (April 20 in the case of 2000), expressed as a percentage of the principal amount:

              Year                                Redemption Price
              ----                                ----------------
       2000......................                104.14%
       2001......................                103.11%
       2002......................                102.07%
       2003......................                101.04%

                               End of Supplement